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                                                                    EXHIBIT 3.31

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                         NORTH TEXAS BROADCASTING, INC.

         IT IS HEREBY CERTIFIED THAT:

         1. The name of the corporation (hereinafter called the "corporation") is North Texas Broadcasting, Inc.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

                                   ARTICLE I.
                                      NAME

         The name of the corporation is North Texas Broadcasting Corporation.

         3. The amendment of the certificate of incorporation of the corporation herein certified has been duly adopted, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on December 15, 1994.

                                              /s/ Donald Guthrie
                                              Donald Guthrie, Vice President

Attest:

/s/ Gayle C. Toney
Gayle C. Toney, Assistant Secretary